                                                                    EXHIBIT 99.1

                                  CERTIFICATION


Pursuant to 18 U.S.C.ss.1350, the undersigned officer of Tollgrade Communications, Inc. (the "Corporation"), hereby certifies that the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 29, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated:  May 13, 2003

/s/ Christian L. Allison
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Name:  Christian L. Allison
Title:  Chief Executive Officer